                                                                       EXHIBIT 5


                             Aimee S. Weisner, Esq.
                    Corporate Counsel and Assistant Secretary
                                 Allergan, Inc.
                                2525 Dupont Drive
                                Irvine, CA 92612
                                 (714) 246-4500



                                 January 6, 2000

Allergan, Inc.
2525 Dupont Drive
Irvine, CA 92612

         Re: Registration Statement on Form S-8 for $12,500,000 in Deferred Compensation Obligations

Ladies and Gentlemen:

         I am Corporate Counsel and Assistant Secretary of Allergan, Inc., a Delaware corporation (the "Company"), and in such capacity have participated in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act") of $12,500,000 in deferred compensation obligations (the "Obligations"), which will represent unsecured obligations of the Company to pay deferred compensation in the future, pursuant to the Allergan, Inc. Executive Deferred Compensation Plan (the "Plan").

         For purposes of rendering this opinion, I have made such legal and factual examinations as I have deemed necessary under the circumstances and, as part of such examination, I have examined, among other things, originals and copies, certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate. For the purposes of such examination, I have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to me.

         On the basis of and in reliance upon the foregoing examination and assumptions, I am of the opinion that assuming the Registration Statement shall have become effective pursuant to the provisions of the Securities Act, the Obligations, if issued in accordance with the provisions of the Plan, are or, when issued, will be binding obligations of the Company, subject, as to enforcement, to (i) bankruptcy, reorganization, insolvency, moratorium and other similar laws and court decisions of general application, including without limitation, statutory or other laws regarding fraudulent or preferential transfers, relating to, limiting or affecting the enforcement of creditors' rights generally, and (ii) the effect of general principles of equity upon the specific

Allergan, Inc.
January 6, 2000
Page Two


enforceability of any of the remedies, covenants or other provisions of the Plan and upon the availability of injunctive relief or other equitable remedies and the application of principles or equity (regardless of whether enforcement is considered in proceedings at law or in equity) as such principles relate to, limit or affect the enforcement of creditors' rights generally.

         Further on the basis of and in reliance upon the foregoing examination and assumptions, I am of the opinion that the provisions of the Plan, solely as written and not in operation, are in compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended, as such requirements may pertain to certain provisions of the Plan.

         I am admitted to practice law in the State of California; however, I am generally familiar with the Delaware General Corporation Law as presently in effect, and have made such inquiries as I consider necessary to render the opinions set forth herein relating to Delaware law. Except with respect to the present general corporation laws of the State of Delaware, this opinion is limited to the present laws of the United States of America and the State of California and the present judicial interpretations thereof. No opinion is expressed by me as to the effect of the laws of any other jurisdiction or as to matters of conflict or choice of law. I undertake no obligation to advise you as a result of developments occurring after the date hereof or as a result of facts or circumstances brought to my attention after the date hereof.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.


                                   Very truly yours,

                                   /s/ Aimee S. Weisner
                                       -----------------------------------------
                                       Aimee S. Weisner
                                       Corporate Counsel and Assistant Secretary
                                       of Allergan, Inc.